SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – November 29, 2010

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24341	54-18652710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Atrium Way, Suite 265 Mount Laurel, New Jersey		08054
(Address of Principal Executive Offices)		(Zip Code)

(856) 273-6980

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on May 23, 2008, Central European Distribution Corporation (the “Company”) and Polmos Bialystok S.A., a wholly-owned subsidiary of the Company (“Polmos”), entered into a Share Sale and Purchase Agreement with Barclays Wealth Trustees (Jersey) Limited, as trustee of the First National Trust (“Seller”), and WHL Holdings Limited (“Whitehall”), as amended on February 24, 2009 (as so amended, the “Original SPA”), and certain other agreements (together with the Original SPA, the “Whitehall Agreements”) pursuant to which the Company and Polmos acquired from Seller 50% minus one vote of the voting interests and Polmos acquired from Seller 80% of the economic interests in Peulla Enterprises Limited, a private limited liability company organized under the laws of Cyprus and the parent of Whitehall (“Peulla”).

On November 29, 2010, the Company, Polmos, Seller and Mark Kaufman (“Kaufman”) entered into an agreement setting forth the terms of a definitive Share Purchase Agreement (the “New SPA”) to be entered into by the parties, pursuant to which, among other things and upon the terms and subject to the conditions contained therein, (1) the New SPA will supersede and replace the Whitehall Agreements and all existing agreements between the Company and Polmos, on the one hand, and Seller and Kaufman, on the other hand, with respect to their holdings in Peulla and its subsidiaries; (2) on December 31, 2010 (the “Class B Closing Date”), (a) Polmos will receive 1,500 Class B shares of Peulla, representing the remainder of the economic interests in Peulla not owned by Polmos and (b) the Company or Polmos will deliver to Seller $68.5 million in cash in immediately available funds; and (3) on the later of December 31, 2010 or two business days after receipt of approval from the Russian Federal Antimonopoly Service (the “FAS”) for the acquisition of the voting interests (the “Class A Closing Date”) (a) the Company will receive 3,751 Class A shares of Peulla, representing the remainder of the voting interests in Peulla not owned by the Company or Polmos and (b) the Company will issue to Seller or to Kaufman a number of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) equal to $23.0 million (the “Share Consideration”), based on the 30 day volume weighted average price (the “VWAP”) of a share of Common Stock determined on the trading day immediately preceding the date of delivery (the “Share Issuance Price”), subject to limitations contained in the Nasdaq Listing Rules (all of the foregoing referred to as the “Transaction”). The recipient of the Share Consideration will also be entitled to certain price protections in the event that either the trading price of the Common Stock or the 10-day VWAP of the Common Stock, in each case determined on the trading day immediately prior to filing the Registration Statement (as defined below), is less than the Share Issuance Price.

As part of the Transaction, prior to the Class B Closing Date, an affiliate of Kaufman will transfer to an affiliate of Whitehall the world-wide rights to the “Kauffman” brand and related trademarks and other intellectual property rights for use in connection with alcoholic beverages.

Upon the issuance of the Share Consideration, the recipient of the Share Consideration and the Company will enter into a registration rights agreement with respect to the Share Consideration (the “Registration Rights Agreement”) pursuant to which the Company will agree to prepare and file with the Securities and Exchange Commission (the “SEC”) an effective registration statement under the Securities Act with respect to the Share Consideration (the “Registration Statement”) as promptly as possible following the Class A Closing Date. The Company is required to use its reasonable best efforts to have the Registration Statement declared effective by the SEC as promptly as practicable and, in any event, no later than 30 days after the Class A Closing Date.

The foregoing summary of the agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the full text of the agreement. In the event of any conflict between the foregoing summary and the full text of the agreement, the text of the agreement shall control.

Item 2.01. Completion of Acquisition or Disposition of Assets

To the extent required by Item 2.01 of Form 8–K, the information contained in Item 1.01 of this Current Report is hereby incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8–K, the information contained in Item 1.01 of this Current Report is hereby incorporated by reference herein.

Item 3.02 Unregistered Sale of Equity Securities

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 of this Current Report is hereby incorporated by reference herein.

The shares of Common Stock comprising the Share Consideration have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws and may not be offered or sold in the United States in the absence of an effective registration statement or an exemption from the registration requirements of the Securities Act. The Share Consideration will be issued in an offshore transaction outside the United States pursuant to Regulation S under the Securities Act and will be “restricted shares” for purposes of Rule 144 under the Securities Act. The Company will rely on the exemption from the registration requirements of the Securities Act set forth under Section 4(2) of the Securities Act and Regulation S thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ Chris Biedermann
Chris Biedermann
Vice President and
Chief Financial Officer

Date: December 3, 2010